UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004 (January 20, 2004)

AIRNET SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 International Gateway, Columbus, Ohio 43219
(Address of principal executive offices) (Zip Code)

(614) 237-9777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.             Other Events and Regulation FD Disclosure.

AirNet Systems, Inc. (the “Registrant”) has entered into a Land Lease with the Columbus Regional Airport Authority (the “Authority”), dated as of January 20, 2004, pursuant to which the Registrant is to lease approximately 8.098 acres (with the exact size to be determined by survey) located within Rickenbacker International Airport (“Rickenbacker”) in Franklin and Pickaway Counties, Ohio.  The Lease is a net lease under which the Registrant will be responsible for all costs of operating the facilities it constructs on the premises, including utilities and real property taxes.  The initial term of the Lease (the “Initial Term”) will be 20 years, with two 10-year renewal terms at the Registrant’s request.  If the Authority elects not to renew, the Authority must purchase the Registrant’s facilities under the provisions of the Federal Relocation Act.

The Lease provides the Registrant with expansion rights exercisable during the first five years.  The first expansion right provides the Registrant with the option to expand its hangar/sort facility onto an additional site containing approximately 3.43 acres; after the first five years, the Registrant would have a right of first refusal to lease this acreage.  The second expansion right provides the Registrant with the option to expand its office operations onto approximately 5.2 acres of land.

Under the terms of the Lease, the Authority will construct, at its expense, approximately ten acres of public aircraft parking ramp (the “Ramp”) adjacent to the premises leased by the Registrant.  The Authority must notify the Registrant no later than March 31, 2004 whether the Authority has environmental clearance to proceed.  If not, the Lease will terminate with no further liability.  If the Lease is not terminated, the Authority must start construction of the Ramp no later than June 30, 2004 and have the Ramp completed no later than the date the Registrant is ready to commence operations.

The Authority is to pay for up to $350,000 of site preparation for the site upon which the Registrant will construct its operating facility.  If the cost of the site preparation exceeds $350,000 and the Registrant pays the excess (with the consent of the Authority), the Registrant can credit the excess against the Registrant’s rent obligation.

The Registrant must start construction of an approximately 132,000 square foot hangar complex on the leased premises no later than 180 days after the Authority notifies the Registrant that it has received environmental clearance for the Ramp construction and the Registrant must complete construction not later than one year thereafter, subject to force majeure type delays.  The buildings which are constructed will be owned by the Registrant.  Upon completion of the hangar complex, the Registrant would move its hangar and offices from its current Port Columbus facilities to the Rickenbacker facilities.

The Registrant has entered into a Leasehold Improvements Purchase Agreement with the Authority, dated January 20, 2004, pursuant to which the Authority would purchase the Registrant’s Port Columbus facilities for $3.85 million in December of 2004, subject to possible postponement until the Ramp and the Registrant’s Rickenbacker facilities are completed.

The Registrant has also entered into the following ancillary agreements with the Authority:

(1)                                a Rickenbacker International Airport Operating Agreement, dated January 20, 2004, governing the Registrant’s access to and use of the Rickenbacker facilities (e.g., runways, taxi-ways and similar facilities), including the Ramp to be constructed by the Authority pursuant to the Lease;

(2)                                a Non-Exclusive License Agreement to Conduct an Aeronautical Business at Rickenbacker International Airport, dated as of January 20, 2004, governing the Registrant’s fixed based operator activities at Rickenbacker;

(3)                                a Rickenbacker International Airport Non-Public Self-Fueling Permit, executed by the Authority on January 20, 2004 and by the Registrant on January 15, 2004, governing the Registrant’s activities relative to the fueling of its own aircraft by its employees (as opposed to independent fueling agents); and

(4)                                a Rickenbacker International Airport Commingling Fuel Agreement, dated January 20, 2004, governing the Registrant’s storage of aviation fuel in the Rickenbacker fuel system.

The Authority also granted the Registrant a non-exclusive access easement giving the Registrant vehicular access to the leased premises and a no-build easement prohibiting the Authority from constructing any above-ground improvements (other than the Ramp) within a 60-foot wide area adjacent to the Registrant’s facilities at Rickenbacker.

The Lease, the Leasehold Improvements Purchase Agreement and the ancillary documents are attached to this Form 8-K as exhibits.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the documents filed as exhibits to this Form 8-K.

Item 7.             Financial Statements and Exhibits.

(a) and (b)                                         Not applicable

(c) Exhibits:

Exhibit No.	Description

10.1	Land Lease at Rickenbacker International Airport, dated as of January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.2	Leasehold Improvements Purchase Agreement, dated January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.3	Rickenbacker International Airport Operating Agreement, dated January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.4

Non-Exclusive License Agreement to Conduct an Aeronautical Business at Rickenbacker International Airport, dated as of January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.5	Rickenbacker International Airport Non-Public Self-Fueling Permit, executed by Columbus Regional Airport Authority on January 20, 2004 and by AirNet Systems, Inc. on January 15, 2004.

10.6	Rickenbacker International Airport Commingling Fuel Agreement, dated January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.7	Non-Exclusive Access Easement granted by Columbus Regional Airport Authority in favor of AirNet Systems, Inc., executed on January 20, 2004.

10.8	No-Build Easement granted by Columbus Regional Airport Authority in favor of AirNet Systems, Inc., executed on January 20, 2004.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: February 20, 2004	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated February 20, 2004

AirNet Systems, Inc.

Exhibit No.	Description

10.1	Land Lease at Rickenbacker International Airport, dated as of January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.2	Leasehold Improvements Purchase Agreement, dated January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.3	Rickenbacker International Airport Operating Agreement, dated January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.4

Non-Exclusive License Agreement to Conduct an Aeronautical Business at Rickenbacker International Airport, dated as of January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.5	Rickenbacker International Airport Non-Public Self-Fueling Permit, executed by Columbus Regional Airport Authority on January 20, 2004 and by AirNet Systems, Inc. on January 15, 2004.

10.6	Rickenbacker International Airport Commingling Fuel Agreement, dated January 20, 2004, between Columbus Regional Airport Authority and AirNet Systems, Inc.

10.7	Non-Exclusive Access Easement granted by Columbus Regional Airport Authority in favor of AirNet Systems, Inc., executed on January 20, 2004.

10.8	No-Build Easement granted by Columbus Regional Airport Authority in favor of AirNet Systems, Inc., executed on January 20, 2004.